EXHIBIT 10.7

Dated 21 May 2010

MARITIME GRACE SHIPPING LIMITED
and
MARITIME GLORY SHIPPING LIMITED
(as Borrowers)

with

MARITIME CAPITAL SHIPPING LIMITED
(as Guarantor)

with

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
(acting as Agent)

and

THE FINANCIAL INSTITUTIONS NAMED IN THE AGREEMENT
(as Original Lenders)

and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
(as Swap Bank)

__________________________________________

SUPPLEMENTAL AGREEMENT

to a Facility Agreement dated 5 June 2008

__________________________________________

MAYER BROWN

JSM

THIS AGREEMENT dated the 21 day of May 2010 is made BETWEEN:

(1)	MARITIME GRACE SHIPPING LIMITED ("Borrower A") and MARITIME GLORY SHIPPING LIMITED ("Borrower B") as joint and several borrowers (the "Borrowers");

(2)	MARITIME CAPITAL SHIPPING LIMITED incorporated under the laws of Bermuda with registration no. 39980 as guarantor (the "Guarantor");

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 2 (The Original Lenders and their Commitments) of the Facility Agreement as lenders (the "Original Lenders");

(4)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as swap bank (the "Swap Bank"); and

(5)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as agent for the Finance Parties (the "Agent").

WHEREAS:

(A)
By a facility agreement dated 5 June 2008 (hereinafter, together with all amendments, modifications, supplements and addenda thereto from time to time called the "Facility Agreement") and made between (1) the Borrowers, as joint and several borrowers; (2) the Guarantor, as guarantor; (3) the Original Lenders, as lenders; (4) the Swap Bank, as swap bank; and (5) the Agent, as agent, the Original Lenders agreed (inter alia) to make available to the Borrowers, upon the terms and conditions therein contained, a secured term loan facility for a principal sum of up to $66,300,000 (the "Loan"). The Loan has been partly repaid and the amount outstanding as at the date hereof is $48,060,870.

(B)
At the request of the Borrowers and the Guarantor, the Original Lenders have agreed to amend certain terms and conditions of the Facility Agreement in the manner set forth in Clause 4 and upon such other terms and conditions as contained in this Agreement.

(C)	This Agreement is supplemental to the Facility Agreement and the Security Documents.

BY WHICH IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATIONS

1.1	Words and expressions defined in the Facility Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meanings when used in this Agreement.

1.2	In this Agreement, the following words and expressions shall have the following meanings:

"Operative Date" means the date on which this Agreement becomes unconditional upon fulfilment of the conditions precedent set out in Clause 5;

"Voluntary Prepayment Date" means such date as may be agreed between the Borrowers and the Agent but in any event not later than 28 May 2010 for the voluntary prepayment of each Facility in an amount of not less than $3,780,000 by each Borrower in the manner as set out in Clause 3.2.

1.3    In this Agreement, unless the context otherwise requires:

(a)	references to Clauses are to be construed as references to clauses of this Agreement;

(b)
references to (or to any specified provision of) "this Agreement" or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

(c)
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)	words importing the plural shall include the singular and vice versa;

(e)	references to each "Borrower", the "Guarantor", each "Lender" or the "Agent" shall be construed so as to include its successors in title, permitted assignees and transferees;

(f)	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

(g)
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any indebtedness and "guaranteed" shall be construed accordingly; and

(h)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.4	Clause headings and the contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES

2.1
To induce the Original Lenders and the Agent to enter into this Agreement, the Borrowers and the Guarantor hereby jointly and severally represent and warrant to the Lenders and the Agent that the representations in clause 18 (Representations) of the Facility Agreement (save for clause 18.9 to the extent as disclosed to the Agent as at the date hereof, which the Lenders agree to waive from the date hereof up to and including the Operative Date) remain true and correct at the date hereof and, as amended by this Agreement, will remain true and correct on and as of the Operative Date with reference to the facts and circumstances subsisting on such date but so that the words "this Agreement" in the Facility Agreement shall mean the Facility Agreement as amended and supplemented by this Agreement.

2.2	The Borrowers and the Guarantor hereby jointly and severally represent and warrant to the Lenders and the Agent that:

(a)
each of the Borrowers and the Guarantor remains duly incorporated and validly existing under the laws of the British Virgin Islands (in the case of the Borrowers) or Bermuda (in the case of the Guarantor), and has full power to enter into and perform its obligations under this Agreement, has complied with all statutory and other requirements relative to its business, and has taken all necessary corporate and other action to authorise the execution, delivery and performance of this Agreement; this Agreement as executed and delivered constitutes valid and legally binding obligations of each of the Borrowers and the Guarantor and is enforceable against each of them in accordance with its terms;

(b)
the execution and delivery of; the performance of their respective obligations under, and compliance by the Borrowers and the Guarantor with the provisions of, this Agreement will not (i) contravene any existing applicable law, enactment, rule or regulation or any judgment, decree, authorisation or permit to which any of them is subject, (ii) conflict with, or result in any breach of any of the terms of; or constitute a default under, any agreement or other instrument to which any of them is a party or is subject or by which any of them or their respective property or assets is bound, (iii) contravene or conflict with any provision of their respective constitutional documents, or (iv) except for the Security Documents result in the creation or imposition of or oblige any of them to create any Security on or over its undertaking or any of its properties, assets, rights or revenues; and

(c)
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or entered in any court, public office or elsewhere in the British Virgin Islands, Bermuda, England or Hong Kong or that any other stamp, registration or similar tax or charge be paid in the British Virgin Islands, Bermuda, England or Hong Kong on or in relation to this Agreement.

3.	AGREEMENT OF THE PARTIES

3.1
The Original Lenders and the Agent, relying on the representations and warranties contained in Clause 2 and subject to fulfilment of the conditions set out in Clause 5, the Borrowers and the Guarantor hereby agree that, as from the Operative Date, the Facility Agreement shall be amended in the manner set out in Clause 4.

3.2
The Original Lenders and the Agent, relying on the representations and warranties contained in Clause 2 and subject to fulfilment of the conditions set out in Clause 5, hereby agree that on the Voluntary Prepayment Date the Guarantor shall inject not less than $3,780,000 worth of capital into each Borrower and each Borrower shall, upon such date (or such later date as stipulated by the Agent), make a voluntary prepayment of the relevant Facility in an amount of not less than $3,780,000 together with any cost incurred and substantiated by the Lenders and any accrued interest on the amount prepaid in the manner as set out in clause 7.3 (c) (Voluntary prepayment of each Facility) of the Facility Agreement. For the avoidance of doubt, the Original Lenders and the Agent hereby agree to waive the requirements set out in clause 7.3 (a) and (d) (Voluntary Prepayment of each Facility) of the Facility Agreement in respect of the voluntary prepayment referred hereto. Subject to the voluntary prepayment by each Borrower and various other terms (including but not limited to an increase of the Margin), the Original Lenders and the Agent agree to waive the asset coverage ratio requirement under clause 22.8 (Asset coverage) of the Facility Agreement until 31 December 2012 and the financial covenants under clause 20 (Financial covenants) of the Facility Agreement subject to the terms and conditions set forth in this Agreement.

3.3	The Borrowers shall pay to the Agent a non-refundable restructuring fee of $150,000.

4.	AMENDMENT OF THE FACILITY AGREEMENT AND SECURITY DOCUMENTS

4.1	As of and with effect from the Operative Date, the Facility Agreement shall be amended as follows:

(a)	clause 1.1 (Definitions) thereof shall be amended by deleting the definitions of "Final Maturity Date", "Margin", and "Repayment Date" in their entirety and substituting them with the following respectively (and construing all references thereto in the Facility Agreement accordingly):

"Final Maturity Date" means, in relation to each Facility, the date falling 5 years after the Drawdown Date of such Facility.

"Margin" means, until 12 March 2010, (a) 3.25% per annum if the Funded Debt of the Group is equal to or less than 450% of the Group's EBITDA, (b) 1.50% per annum if the Funded Debt of the Group is greater than 450% but equal to or less than 525% of the Group's EBITDA, and (c) 1.60% if the Funded Debt of the Group is greater than 525% of the Group's EBITDA. The ratio of the Funded Debt of the Group to the Group's EBITDA shall be calculated in accordance with Clause 20.1(b) and the Margin shall be determined on a quarterly basis with reference to the preceding 4 quarters' management accounts of the Group. The first annualised calculation of the Margin shall commence from the accounts of 31 December 2008.

The Margin shall be increased to 3.25% per annum for the period from and including 12 March 2010 (it being agreed that any additional interest incurred on or after such date but remaining unpaid shall be payable on the last day of the next Interest Period relating to each Loan) to and including the later of:-

(i)	the 3rd anniversary of the Drawdown Date of the relevant Facility; and

(ii)	the date that the asset coverage ratio as required under clause 22.8 (Asset Coverage) is being complied with whereupon it shall be reduced to 2.75% per annum subject to reversion to 3.25% if the asset coverage ratio falls back below the said required level or another Event of Default occurs.

"Repayment Date" means, in relation to each Facility, the date falling 3 months after the Drawdown Date of such Facility and each of the dates falling at intervals of 3 Months thereafter up to and including the 5th anniversary of such Drawdown Date.

(b)	clause 1.1 (Definitions) thereof shall be further amended by adding thereto the following definition:

""Change of Control" means a change of control, which shall only be deemed to have occurred if any Person, other than a Permitted Holder and other than Seanergy Maritime Holdings Corp., becomes the beneficial owner of more than 30% of the Voting Stock of the Guarantor. For the purposes of this definition, the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a shareholding corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such shareholding corporation;

"Operative Date" means the date on which the supplemental agreement to this Agreement executed or to be executed by the Borrowers, the Guarantor, the Original Lenders, the Swap Bank and the Agent becomes unconditional upon fulfilment of the conditions precedent set out in clause 5 of such supplemental agreement.

"Permitted Holders" means Mr. Victor Restis, Ms. Bella Restis, Ms. Claudia Restis and Ms. Katia Restis, each a citizen of Greece, and their respective estates, spouses, ancestors and lineal descendants, or the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (save that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), individually or collectively with any of the foregoing, at least 80% of the total voting power of the Voting Stock of such Person;

"Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof;

"Voting Stock" of any Person means all classes of share capital or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof;"

(c)	clause 6.1 (Repayment of each Facility) thereof shall be deleted in its entirety and replaced with the following:

"6.1         Repayment of each Facility

The Borrowers shall jointly and severally repay:

(a)
the Tranche A Facility by 20 consecutive quarterly instalments, one such instalment to be paid on each of the Repayment Dates relating to such Facility. The 1st to 16th instalments (inclusive) shall each be in an amount of $1,309,181.25, the 17th to 20th instalments (inclusive) shall each be in an amount of $606,287.50 and together with the 20th and final instalment payable on the Final Maturity Date the Borrower shall make a balloon repayment of $6,160,450, or such other sum as then represents the balance of such Facility;

(b)
the Tranche B Facility by 20 consecutive quarterly instalments, one such instalment to be paid on each of the Repayment Dates relating to such Facility. The 1st to 16th instalments (inclusive) shall each be in an amount of $1,296,408.75, the 17th to 20th instalments (inclusive) shall each be in an amount of $600,372.50 and together with the 20th and final instalment payable on the Final Maturity Date the Borrower shall make a balloon repayment of $6,063,470, or such other sum as then represents the balance of such Facility.";

(d)	by inserting in clause 11 (Fees) thereof an additional sub-paragraph 11.4 (Management fee) as follows:

"11.4	Management fee

Each Borrower shall pay to Maritime Capital Shipping (HK) Limited a monthly management fee in the aggregate sum of (a) $10,000 and (b) a sum computed at the rate of 2% per annum on the yearly charterhire received by the relevant Vessel to fund the overhead costs of such Vessel provided always that the relevant Borrower shall furnish the Agent within 3 days after payment of such management fee, evidence of payment and computation of the management fee and any other evidence as required by the Agent. The management fee is payable on the first day of each Month."

(e)	by adding the words ", before the Operative Date," after "The Guarantor shall" in the first sentence of clause 20.1 (Financial condition) thereof;

(f)	clause 21.17 (Transfer or allotment of shares and change in control or management) thereof shall be deleted in its entirety and replaced with the following:

"21.17 Change in control or management

The Guarantor shall not permit any change to be made in the overall control or management by the Guarantor of any Borrower.";

(g)	by inserting in clause 23 (Events of Default) thereof a new sub-paragraph 23.21 (Change of Control) as follows:-

"23.21 Change of Control

There shall occur any Change of Control."

(h)	clause 23.21 (Acceleration) thereof shall be re-numbered to clause 23.22;

(i)	paragraph (d) of clause 22.3 (Information relating to the Vessels) thereof shall be deleted in its entirety and replaced with the following:

"(d)
a valuation report on each Vessel (at the expense of the relevant Borrower not more than two times a year) by HSBC Shipping Services Limited or any other independent broker or valuer nominated by that Borrower and acceptable in all respects to the Agent provided that upon the occurrence of any Default, such valuation report shall not be limited to two times a year and may be requested at any time;"

(j)
by adding the words "and (a) before the Operative Date or (b) after 31 December 2012" after "If at any time following the Delivery Date of each Vessel" in the first sentence of clause 22.8 (Asset coverage) thereof;

(k)	paragraph (b) of clause 23.2 (Other obligations) thereof shall be deleted in its entirety and replaced with the following:

"(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 Business Days (or 15 Business Days for an Event of Default arising as a result of a breach of Clause 22.8(a) (Asset coverage)) of the Agent giving notice to the Borrowers or any Borrower becoming aware of the failure to comply."

(l)	by construing all references therein to "this Agreement" as referring to the Facility Agreement as supplemented and amended by this Agreement.

4.2
As and with effect from the Operative Date, the Security Documents shall be amended by construing all references therein to the "Facility Agreement" as if they referred to the Facility Agreement as supplemented and amended by this Agreement.

4.3
Subject only to the amendments and modifications thereto contained in Clauses 4.1 and 4.2 and such further amendments and modifications as may be necessary to make the Facility Agreement and the Security Documents consistent with this Agreement, the Facility Agreement and the Security Documents shall remain in full force and effect.

5.                              CONDITIONS

5.1
The agreement of the Original Lenders and the Agent contained in Clauses 3 and 4 shall be expressly subject to the condition that the Agent or its representative shall have received not less than three (3) days prior to the Voluntary Prepayment Date the following documents all in form and substance satisfactory to the Agent and its advisers and, if necessary, certified in such manner as the Agent shall in its absolute discretion require:

(a)
a certificate duly signed by a director of each of the Borrowers and the Guarantor confirming that there has been no amendment to their respective constitutional documents since they were last submitted to the

Agent, or a copy certified as a true and complete up-to-date copy by a director of each of the Borrowers and the Guarantor, of their respective constitutional documents and an up-to-date list of the directors, officers and shareholders of each of the Borrowers and the Guarantor;

(b)
a certificate of resolutions of the board of directors and the shareholders of each of the Obligors approving and authorising a person or persons to execute this Agreement and any other documents as the Agent may deem relevant;

(c)	evidence that a minimum balance of $100,000 has been credited as a liquidity reserve to the Earnings Account (as defined in each General Assignment) in respect of each Vessel;

(d)
certified true copies of all approvals, consents, licences and authorisations from all governmental authorities and agencies required for or in connection with the execution, delivery, performance, validity and enforceability of this Agreement and any other documents as the Agent may deem relevant;

(e)
(if not already supplied) copies, certified by a director of the relevant Borrower to be true, complete and up-to-date copies, of a certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Bunker 'Oil Pollution Damage 2001 of each Vessel and, if either Vessel enters or trades through the waters of the United States of America, a certificate issued pursuant to Section 1016(a) of the Oil Pollution Act 1990 and Section 108(a) of the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, in accordance with US Coast Guard Regulations, 33 CFR Part 138 of the relevant Vessel;

(f)	such satisfactory legal opinions of counsel as the Agent shall require; and

(g)	such other documents as the Agent may reasonably require.

5.2
The agreement of the Original Lenders and the Agent contained in Clauses 3 and 4 shall be expressly subject to the further condition that the Agent or its representative shall have received on or prior to the Voluntary Prepayment Date the following documents all in form and substance satisfactory to the Agent and its advisers and, if necessary, certified in such manner as the Agent shall in its absolute discretion require:

(a)
evidence that the fees, costs and expenses then due from the Borrowers pursuant to clause 11 (Fees) and clause 16 (Costs and Expenses) of the Facility Agreement have been paid including receipt by the Agent of a restructuring fee of $150,000; and

(b)	evidence that each Borrower has made a voluntary prepayment of the relevant Facility in an amount of not less than $3,780,000.

5.3
The provisions of Clause 5.1 are inserted for the sole benefit of the Lenders and the Agent and may be waived in whole or in part (and with or without conditions) by the Lenders and the Agent without prejudicing their rights to require the performance, fulfilment or satisfaction of such provisions in whole or in part at a later date.

6.             FEES AND MISCELLANEOUS

6.1
In consideration of the Original Lenders and Agent agreeing to enter into this Agreement, the Borrowers hereby undertake to (a) pay to the Agent a restructuring fee of $150,000 not later than the Voluntary Prepayment Date, and all fees ancillary thereto in accordance with the terms of clause 16 (Costs and Expenses) of the Facility Agreement and (b) provide to the Agent copies of (i) the audited accounts of each of the Borrowers for the financial year ending 31 December 2008 and 31 December 2009 by no later than 30 June 2010 and (ii) the audited consolidated accounts of the Guarantor for the financial year ending 31 December 2009 by no later than 31 May 2010.

6.2
The Guarantor by its execution of this Agreement confirms and agrees that, notwithstanding anything contained in this Agreement, its guarantee contained in clause 17 (Guarantee and indemnity) of the Facility Agreement and its obligations under the Security Documents to which it is a party remain in full force and effect and shall continue in full force and effect as hereby amended under this Agreement.

6.3
The provisions of clauses 12 (Tax gross-up and indemnities), 13 (Increased Costs), 14 (Other indemnities), 16 (Costs and expenses), 26 (Role of the Agent), 27 (Conduct of business by the Finance Parties), 28 (Sharing among the Finance Parties), 29 (Payment mechanics), 31 (Notices), 32 (Calculations and certificates), 33 (Partial invalidity), 34 (Remedies and waivers), 35 (Amendments and waivers), 36 (Counterparts), 38 (Governing law) and 39 (Enforcement) of the Facility Agreement shall apply mutatis mutandis to this Agreement as though set out in full herein.

6.4	This Agreement may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

6.5	A person who is not a party to the Facility Agreement, this Agreement or any Security Document shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of their terms.

IN WITNESS whereof the parties hereto have duly executed and delivered this Agreement the day and year first above written.

Executed by the parties

The Borrowers

For and on behalf of		)
MARITIME GRACE SHIPPING		)
LIMITED		)
by Tshun Meei Wong, as Director		)	/s/ Tshun Meei Wong
)

Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address:	28/F., 5 Queen's Road, Central, Hong Kong
Fax:	(852) 2522 5090
Attn:	Tshun Meei Wong

For and on behalf of		)
MARITIME GLORY SHIPPING		)
LIMITED		)
by Tshun Meei Wong, as Director		)	/s/ Tshun Meei Wong
)

Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address:	28/F., 5 Queen's Road, Central, Hong Kong
Fax:	(852) 2522 5090
Attn:	Tshun Meei Wong

The Guarantor

SEALED with the COMMON SEAL OF		)
MARITIME CAPITAL SHIPPING		)
LIMITED		)
and SIGNED by Tshun Meei Wong,		)	/s/ Tshun Meei Wong
as Director		)

Witnessed/Verified by

/s/ William Y S Williams
Name: Bill Williams
Title:

Address:	28/F., 5 Queen's Road, Central, Hong Kong
Fax:	(852) 2522 5090
Attn:	Tshun Meei Wong

The Original Lenders

For and on behalf of		)
THE HONGKONG AND SHANGHAI		)
BANKING CORPORATION LIMITED		)
by		)	/s/ Anita Tsang	/s/ Ronald H. Lau
		)	Anita Tsang	Ronald H. Lau

Witnessed/Verified by

/s/ Leanne Gi-Ming Li
Name: Leanne Gi-Ming Li
Title: Authorised Signatory

Address:	Transport Services and Infrastructure, Global Banking Level 17, HSBC Main Building 1 Queen's Road Central Hong Kong
Fax:	(852) 2845 9033
Attn:	Mr. Eric Chan

The Swap Bank

For and on behalf of		)
THE HONGKONG AND SHANGHAI		)
BANKING CORPORATION LIMITED		)
by		)	/s/ Anita Tsang	/s/ Ronald H. Lau
		)	Anita Tsang	Ronald H. Lau

Witnessed/Verified by

/s/ Leanne Gi-Ming Li
Name: Leanne Gi-Ming Li
Title: Authorised Signatory

Address:	Transport Services and Infrastructure, Global Banking Level 17, HSBC Main Building 1 Queen's Road Central Hong Kong
Fax:	(852) 2845 9033
Attn:	Mr. Eric Chan

The Agent

For and on behalf of		)
THE HONGKONG AND SHANGHAI		)
BANKING CORPORATION LIMITED		)
by		)	/s/ Anita Tsang	/s/ Ronald H. Lau
		)	Anita Tsang	Ronald H. Lau

Witnessed/Verified by

/s/ Leanne Gi-Ming Li
Name: Leanne Gi-Ming Li
Title: Authorised Signatory

Address:	Transport Services and Infrastructure, Global Banking Level 17, HSBC Main Building 1 Queen's Road Central Hong Kong
Fax:	(852) 2845 9033
Attn:	Mr. Eric Chan

SK 26979 0001 1112506